SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.1a-12


                               Xanser Corporation
                (Name of Registrant as Specified In Its Charter)

                               Xanser Corporation
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ X ]    No filing fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which  transaction  applies:
               N/A

          2)   Aggregate number of securities to which transaction applies: N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing is calculated and state how it was determined): N/A

          4)   Proposed maximum aggregate value of transaction: N/A

          5)   Total fee paid

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid: N/A

          2)   Form, Schedule or Registration Statement No.: N/A

          3)   Filing Party: N/A

          4)   Date Filed: N/A

                               XANSER CORPORATION
                          2435 North Central Expressway
                             Richardson, Texas 75080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 22, 2005



To the Stockholders of Xanser Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Xanser Corporation, a Delaware corporation (the "Company"), will be held at 900 East Lookout Drive, Richardson, Texas 75082, at 8:00 a.m., Central time, on June 22, 2005, for the following purposes:

(1)  to elect a Board of Directors;

(2) to transact such other business as may properly come before the meeting or any adjournment thereof. Stockholders of record at the close of business on April 26, 2005, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish that their stock be voted are requested to sign, date and promptly mail the enclosed proxy in the enclosed stamped return envelope.

                                      By Order of the Board of Directors



                                      Howard C. Wadsworth
                                      Vice President, Treasurer and Secretary

Richardson, Texas
April 26, 2005


              WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING,
                    YOU ARE URGED TO SIGN, DATE AND MAIL THE
                   ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND
                  THE MEETING, YOU CAN VOTE EITHER IN PERSON OR
                                 BY YOUR PROXY.

                               XANSER CORPORATION
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 22, 2005
                            ------------------------
                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the Common Stock, no par value (the "Common Stock"), of Xanser Corporation ("Xanser" or the "Company") on behalf of the Board of Directors of Xanser for use at the Annual Meeting of Stockholders to be held on June 22, 2005, at 900 East Lookout Drive, Richardson, Texas 75082, at 8:00 a.m., Central time, or at any adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Stockholders (the "Notice"), Proxy Statement and Form of Proxy are being mailed to stockholders on or about April 29, 2005.

     A proxy that has been received by Xanser management may be revoked by the stockholder giving such proxy at any time before it is exercised. However, mere attendance at the meeting by the stockholder will not itself have the effect of revoking the proxy. A stockholder may revoke their proxy by notification in writing (or in person, if they attend the meeting) given to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, or by proper execution of a proxy bearing a later date. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.

     Xanser's principal executive offices are located at 2435 North Central Expressway, Richardson, Texas 75080, and its telephone number is (972) 699-4000.

     At the date of this Proxy Statement, the management of Xanser does not know of any business to be presented by it at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors of Xanser has fixed the close of business on April 26, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). At that date, there were outstanding 31,742,739 shares of Xanser Common Stock, and the holders of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

     The following table sets forth information with respect to the shares of Xanser's Common Stock owned of record or beneficially as of April 26, 2005, by all persons other than Directors and executive officers of the Company who own of record or are known by Xanser to own beneficially more than 5% of such class of securities:

                         Name and Address                   Type of            Number           Percent
                          of Stockholder                   Ownership         of Shares          of Class
             ---------------------------------------       ----------        ---------          --------

             Franklin Resources, Inc.(1)                   Beneficial        2,800,000            8.82%
             One Franklin Parkway
             San Mateo, California 94403

             Royce & Associates, LLC (2)                   Beneficial        1,894,400            5.97%
             1414 Avenue of the Americas
             New York, New York 10019


(1)  The information included herein was obtained from information  contained in
     Schedule 13G, dated February 12, 2003, filed by the stockholder with the Securities and Exchange Commission ("SEC"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2)  The information included herein was obtained from information  contained in
     Schedule 13G/A, dated February 3, 2005, filed by the stockholder with the SEC, pursuant to the Exchange Act.


                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders of the Company, five Directors, constituting the entire Board of Directors of Xanser (the "Board"), except for Frank M. Burke, who has advised the Company that, due to his heavy time commitments, he will not be able to stand for re-election, are to be elected by the holders of Common Stock to hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and qualified. All five nominees proposed by the Board for election by the holders of Common Stock are incumbent Directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for Directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.

     The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by their proxy will be voted for the nominees listed therein or as noted above for other nominees selected by the Board. Unless a stockholder who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of Directors because Xanser's By-laws provide that Directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of Directors. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.


                             NOMINEES FOR DIRECTORS

     The following table sets forth: (i) the name and age of each nominee listed in the enclosed form of proxy for the Company; (ii) the principal occupation of such person; and (iii) the year during which such person first became a Director of Xanser.

                                                                            First Year as
                                                                              Director
         Name                      Principal Occupation (1)                of the Company           Age
----------------------     -------------------------------------------    ---------------        ---------
John R. Barnes             Chairman of the Board,                               1986                 60
                           President and Chief Executive
                           Officer

Sangwoo Ahn                Chairman of the Board                                1989                 66
                           Quaker Fabric Corporation (2)

Charles R. Cox             Chairman of the Board and                            1995                 62
                           Chief Executive Officer of
                           WRS Infrastructure and
                           Environment, Inc., a
                           technical services company (3)

Hans Kessler               Chairman and Managing Director                       1998                 55
                           of KMB Kessler + Partner GmbH,
                           a private management consulting
                           company (4)

James R. Whatley           Investments (5)                                      1956                 78


(1)  Each nominee also serves as a director of Kaneb Services LLC.

(2)  Mr. Ahn has served as  Chairman of the Board of Quaker  Fabric  Corporation
     since  1993  and  currently   serves  as  a  director  of  PAR   Technology
     Corporation.

(3) Mr. Cox has been Chairman of the Board and Chief Executive Officer of WRS Infrastructure and Environment, Inc., a technical services company, since March 2001. He served as a private business consultant following his retirement in January 1998 from Fluor Daniel, Inc., where he served in senior executive level positions during a 29 year career with that organization.

(4) Mr. Kessler has served as Chairman and Managing Director of KMB Kessler + Partner GmbH since 1992. He was previously a Managing Director and Vice President of a European Division of Tyco International Ltd.

(5) Mr. Whatley, a director of Xanser since 1956, also served as Chairman of the Board of Directors of Xanser from February 1981 until April 1989.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2004, the Board held four meetings and, with the exception of one meeting which Mr. Whatley was unable to attend, each director attended all of the Board meetings. The majority of the Directors are "independent" as defined under the listing standards of the New York Stock Exchange (the "NYSE"). The independent directors are Messrs. Ahn, Burke, Cox, Kessler and Whatley. The Board has determined that none of such persons have any relationship with the Company other than his service as a director and compensation for such service as disclosed elsewhere in this proxy statement.

     The Board does not have a policy with respect to Director attendance at the Annual Meeting of Stockholders and only the Chairman of the Board attended last year's meeting.

Audit Committee

     The Xanser Board has an Audit Committee, which is currently comprised of Sangwoo Ahn (Chairman), Frank M. Burke and James R. Whatley. Each of the members of the Audit Committee is independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Xanser has determined that Mr. Burke is an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission. Messrs. Ahn and Burke each serve on the audit committee of more than two public companies other than Xanser. The Audit Committee and the Xanser Board have determined that Mr. Ahn's and Mr. Burke's simultaneous services on other audit committees will not impair their ability to effectively serve on the Audit Committee. The Audit Committee held five meetings during 2004 and, with the exception of one meeting which Mr. Whatley was unable to attend, each committee member attended all of the meetings.

     The functions of the Audit Committee include the selection, engagement and retention of the independent auditors, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent auditors of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent auditors and consideration of the effect of such non-audit services on the auditors' independence. The Audit Committee has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the Board of Directors of Xanser, which is available on Xanser's website at www.xanser.com and in print upon request.

     The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.

Compensation Committee

     The Board has a Compensation Committee comprised of Charles R. Cox, Hans Kessler and James R. Whatley (Chairman), each of whom is "independent" as defined under the listing standards of the New York Stock Exchange. The function of the Compensation Committee is to establish and review the compensation programs for the Named Executive Officers and Key Personnel of Xanser and its subsidiaries and to formulate, recommend and implement incentive, share option or other bonus plans or programs for the officers and key employees of Xanser and its subsidiaries. The Compensation Committee held four meetings during 2004, which were attended by all committee members, with the exception of one meeting which Mr. Whatley was unable to attend. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on Xanser's website at www.xanser.com and in print upon request.

Nominating and Governance Committee

     The Board has a Nominating and Governance Committee comprised of Messrs. Ahn (Chairman), Burke, Cox, Kessler and Whatley, each of whom is "independent" as defined under the listing standards of the New York Stock Exchange and who constitute all of the non-employee Directors. The Nominating and Governance Committee held one meeting during 2004, which was attended by all committee members. The Nominating and Governance Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. Recommendations for nominees for election in 2006 must be submitted in writing by December 31, 2005, to Chairman of the Nominating and Governance Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that they will agree to serve as a Director of Xanser if elected by the stockholders.

     Certain information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by shareholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met to recommend a nominee for Director, any specific qualities or skills that are necessary for one or more of Company's Directors to posses, and the process for identifying and evaluating nominees, including those recommended by shareholders, are contained in the Company's Corporate Governance Guidelines.

     The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company's policies and processes regarding principles of corporate governance. The charter of Xanser's Nominating and Governance Committee is available on Xanser's website at www.xanser.com and in print upon request.

                         CORPORATE GOVERNANCE GUIDELINES

     Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the board. The Corporate Governance Guidelines are available on the Company's website at www.xanser.com, and in print upon request.

Code of Ethics

     The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer and the directors. The Company has also adopted Corporate Governance Guidelines, which address director qualification standards; director access to management, and as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and annual performance evaluation of the board. Copies of the Code of Ethics and the Corporate Governance Guidelines are available on the Company's website at www.xanser.com and will be provided without charge by written request to Investor Relations, 2435 North Central Expressway, Richardson, Texas 75080. The Company intends to post on the Company's website any amendments to, or waivers from, the Code of Ethics applicable to senior officers.

Executive Sessions of Non-Management Directors

     The non-management directors of the Company, which are all of the Board members other than Mr. Barnes, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing in care of Chairman of the Nominating and Governance Committee, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.


                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions with Xanser of the executive officers of the Company.

                                                                              Years of
                                                                             Service in
      Name                         Office                                      Office               Age
------------------------   --------------------------------                -------------         ---------

John R. Barnes             Chairman of the Board,                                18                  60
                           President and Chief
                           Executive Officer

Howard C. Wadsworth        Vice President, Treasurer                             14                  60
                           and Secretary

William H. Kettler, Jr.    Vice President                                         8                  51


    BENEFICIAL OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

                                                                                   Shares of Common       Percent
                                                                                 Stock Beneficially       of Out-
                                                                                      Owned at           standing
            Name                          Position Held with Company             April 26, 2005 (1)(2)    Shares
-------------------------------     ---------------------------------------      ---------------------   ---------

John R. Barnes                      Chairman of the Board, President and               1,049,665           3.31%
                                    Chief Executive Officer

Sangwoo Ahn                         Director                                             311,669             *

Frank M. Burke                      Director                                             179,221             *

Charles R. Cox                      Director                                             211,069             *

Hans Kessler                        Director                                             111,579             *

James R. Whatley                    Director                                             204,933             *

Howard C. Wadsworth                 Vice President, Treasurer and Secretary              195,908             *

William H. Kettler, Jr.             Vice President                                       145,608             *

All Directors and Executive Officers
     as a group (8 persons)                                                            2,409,652           7.59%

*    Less than one percent.

(1) Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act.

(2)  Includes 900,000;  153,492;  123,247; 143,492; 98,947; 120,000; 136,614 and
     94,737 shares that Messrs. Barnes, Ahn, Burke, Cox, Kessler, Whatley, Wadsworth and Kettler, respectively, have the right to acquire, pursuant to options or otherwise, within 60 days of April 26, 2005.


                             EXECUTIVE COMPENSATION

Named Executive Officers and Key Personnel

     The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002 to the Chief Executive Officer and each of the executive officers of Xanser and key personnel of its subsidiaries (the "Named Executive Officers and Key Personnel").


                           SUMMARY COMPENSATION TABLE

                              Annual Compensation (1)           Long Term Compensation
                              ----------------------  -----------------------------------------
                                                           DSUs        Options
                                                        Related to    Related to       Other
    Name and                                             Deferred      Deferred        Stock          All Other
Principal Position     Year     Salary      Bonus      Compensation  Compensation     Options     Compensation (2)
--------------------   ----    --------    -------     ------------  ------------    ---------    ----------------

John R. Barnes         2004   $ 264,375   $   -0-          9,692          -0-         300,000        $  5,646
Chairman of the Board, 2003     245,833       -0-         13,061          -0-           -0-             5,258
President and Chief    2002     237,521       -0-        175,057        239,675         -0-             5,008
Executive Officer

Howard C. Wadsworth    2004     141,457     25,000         1,877          -0-           -0-             5,424
Vice President         2003     137,250       -0-          2,613          -0-           -0-             5,258
Treasurer & Secretary  2002     134,625       -0-         23,014         29,348         -0-             5,008

C. Jeffery Chick (3)   2004     258,633       -0-           -0-           -0-           -0-             4,090
President - Furmanite  2003     245,317    150,000          -0-           -0-           -0-             3,779
                       2002 (4) 222,743       -0-         16,304        24,456        250,000              55

William H Kettler Jr.  2004     191,685       -0-            233          -0-           -0-             9,591
Vice President         2003     187,000       -0-           -0-           -0-           -0-             9,493
                       2002     183,167       -0-         27,072        39,131          -0-             9,248

Michael R. Bakke (5)   2004     168,245       -0-           -0-           -0-           -0-             8,502
Controller             2003     168,245       -0-           -0-           -0-           -0-             8,472
                       2002     170,090       -0-         11,550        17,325          -0-             8,181



(1)  Amounts  for  2004,  2003  and  2002,  respectively,  exclude  compensation voluntarily deferred for the purchase of Deferred Stock Units ("DSUs") pursuant to Xanser's Deferred Stock Unit Plan (the "DSU Plan") by Mr. Barnes ($122,500, $122,500 and $96,979); Mr. Wadsworth ($15,000, $15,000
     and  $11,875);  Mr.  Chick  ($12,500,  $12,500  and  $9,868);  Mr.  Kettler
     ($20,000, $20,000 and $15,833); and, Mr. Bakke ($8,855, $8,855 and $7,010);
     and and/or for the purchase of DSU's pursuant to the Xanser Supplemental Deferred Compensation Plan (the "SDC Plan") by Mr. Barnes ($13,125, $15,000 and $15,500); Mr. Wadsworth ($2,543, $3,000 and $3,500); and, Mr. Kettler
     ($315, -0- and $1,000).

(2) Includes the amount of the Company's contribution to the Savings Investment Plan (the "401(k) Plan") and the imputed value of Company-paid group term life insurance coverage exceeding $50,000. For 2004, the amounts were, on behalf of Mr. Barnes ($5,250 and $396); Mr. Wadsworth ($5,028 and $396); Mr. Chick ($4,000 and $90); Mr. Kettler ($9,453 and $138); and, Mr. Bakke ($8,412 and $90).

(3) Mr. Chick is a Key Person of the Company's subsidiary and is not an executive officer of Xanser.

(4) Mr. Chick was appointed President and Chief Executive Officer of the Company's Furmanite subsidiary on January 28, 2002.

(5) On March 31, 2005, Mr. Bakke left his position as Controller and Principal Accounting Officer. He has agreed to assist the Company on a part-time basis for the next several months.

                  OPTIONS/SAR'S GRANTED DURING LAST FISCAL YEAR

                                                                                                    Computed Value
                                 Number of         % of Total                                         Using Black
                               Options/SAR's         Granted        Exercise Price    Expiration    Scholes Option
       Name                       Granted          During Year        ($/Share)          Date        Pricing Model
--------------------------     -------------       -----------      --------------    ----------    ---------------
John R. Barnes                    300,000            42%                 $2.46        08/03/2014        $276,000



                     AGGREGATED OPTION/SAR EXERCISES IN MOST
              RECENT FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                              Number of Unexercised          Value of Unexercised
                                                                  Options Held               In-the-Money Options
                             Shares                            at Fiscal Year End             at Fiscal Year End
                           Acquired on        Value       ---------------------------     --------------------------
         Name               Exercise         Realized     Exercisable   Unexercisable    Exercisable   Unexercisable
------------------------  -------------    -----------    -----------   -------------    -----------   -------------
John R. Barnes                -0-              -0-             -0-          300,000      $      -0-    $ 102,000
Howard C. Wadsworth           -0-              -0-          137,266          34,348          244,943      18,770
C. Jeffery Chick (1)          -0-              -0-          100,000         174,456           53,000      91,728
William H. Kettler, Jr.       -0-              -0-           55,606          44,131           69,283      22,066
Michael R. Bakke              -0-              -0-           20,684          17,325           21,454       8,663


(1) Mr. Chick is a Key Person of the Company's subsidiary and is not an executive officer of Xanser.


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2004, about the Company's equity compensation plans. Securities to be issued as shown in the table are the result of options granted and Deferred Stock Units purchased over the last fourteen years:


                            Number of Securities to                                          Number of Securities
                           be Issued upon Exercise        Weighted-Average Exercise        Remaining Available for
                            of Outstanding Options,     Price of Outstanding Options,       Future Issuance Under
    Plan Category             Warrants and Rights            Warrants and Rights          Equity Compensation Plans
----------------------    --------------------------   ------------------------------   ----------------------------

Equity Compensation
Plans Approved by
Security Holders (1)               2,005,426                         $2.13                         763,875

Equity Compensation
Plans Not Approved by
Security Holders                   2,048,533                         $1.60                         675,430 (2)
                                ------------                      ---------                   ------------
Total                              4,053,959                         $1.86                       1,439,345
                                ============                      =========                   ============

(1)  All information pertains to the Xanser Corporation Stock Incentive Plan.

(2) Includes 675,430 shares of Xanser Common Stock available for issuance with regard to future option grants, if any, under the Xanser Corporation Key Employee Stock Incentive Plan, which plan excludes executive officers of the Company and its subsidiaries.

     On November 27, 2000, the Board of Directors authorized the distribution of its pipeline, terminaling and product marketing businesses (the "Distribution") to its stockholders in the form of shares of a new limited liability company, Kaneb Services LLC ("KSL"). On June 29, 2001, the Distribution was completed, with each stockholder of the Company receiving one common share of KSL for each three shares of the Company's Common Stock held on June 20, 2001, the record date for the Distribution, resulting in the distribution of 10.85 million shares of KSL.

     In connection with the Distribution, the exercise price for each option to purchase shares of the Company's common stock that was issued prior to the Distribution was reduced to an amount equal to the result of (1) the fair market value of a share of the Company's common stock on the ex-dividend date multiplied by (2) a fraction, the numerator of which is the original exercise price for the option and the denominator of which was the fair market value of a share of the Company's common stock on the last trading date prior to the ex-dividend date. The number of shares subject to the Company's stock options were not changed as a result of the Distribution. Additionally, KSL agreed to issue to the Company's option holders an option to purchase KSL shares. The exercise price applicable to a given KSL option was that price that created the same ratio of exercise price to market price as in the adjusted exercise price applicable to the holder's Company option. The number of common shares subject to KSL options was such number as was necessary to produce an intrinsic value (determined as of the ex-dividend date) that, when added to the intrinsic value of the adjusted Company option (determined as of the ex-dividend date), equaled the pre-distribution intrinsic value of the Company's option, if any (determined as of the last trading date prior to the ex-dividend date). However, options to purchase fractional KSL common shares were not granted. The fair market values of shares of the Company's common stock and KSL common shares were based upon the closing sales price of the stock on the last trading date prior to the ex-distribution date and the opening sales price of the shares on the ex-distribution date. Further, excluding the Company's corporate staff, the Company removed restrictions on exercise or "vested" all Company options which were not yet exercisable prior to the Distribution.


                      BENEFIT PLANS AND OTHER COMPENSATION

     Deferred Stock Unit Plan - In 1996, the Company initiated a Deferred Stock Unit Plan (the "DSU Plan"), pursuant to which key employees of the Company have, from time to time, been given the opportunity to defer a portion of their compensation for a specified period toward the purchase of deferred stock units ("DSUs"), an instrument designed to track the Company's common stock. Under the plan, as amended in 1998, DSUs are purchased at a value equal to the closing price of the Company's common stock on the day by which the employee must elect (if they so desire) to participate in the DSU Plan; which date is established by the Compensation Committee, from time to time (the "Election Date"). During a vesting period of one to three years following the Election Date, a participant's DSUs vest only in an amount equal to the lesser of the compensation actually deferred to date or the value (based upon the then-current closing price of the Company's common stock) of the pro-rata portion (as of such date) of the number of DSUs acquired. After the expiration of the vesting period, which is typically the same length as the deferral period, the DSUs become fully vested, but may only be distributed through the issuance of a like number of shares of the Company's common stock on a pre-selected date, which is irrevocably selected by the participant on the Election Date and which is typically at or after the expiration of the vesting period and no later than ten years after the Election Date, or at the time of a "change of control" of the Company, if earlier. DSU accounts are unfunded by the Company and do not bear interest. Each person who elects to participate in the DSU Plan is awarded, under the Company's Stock Incentive Plan, an option to purchase a number of shares of the Company's common stock ranging from one-half to one and one-half times (depending on the length of deferral) the number of DSUs purchased by such person at 100% of the closing price of the Company's common stock on the Election Date, which options become exercisable over a specified period after the grant, according to a schedule determined by the Compensation Committee, which is normally at the completion of the deferral period.

     Supplemental Deferred Compensation Plan - The Supplemental Deferred Compensation Plan (the "SDC Plan") was established to allow officers and key employees of Xanser to defer a portion of their salary that, because of statutory limitations, could not otherwise be set aside for retirement purposes in the Company's 401(k) Plan. The non-qualified SDC Plan permits a participant to defer a portion of their total base salary that is in excess of the amounts elected by the participant to be deferred under Xanser's 401(k) Plan, but no greater than approximately 6% of their total base salary when such person's SDC Plan deferral is combined with their 401(k) Plan deferral plus the amount by which their 401(k) Plan deferral was reduced due to participation in the DSU Plan. The Company credits contributions to the SDC Plan under the same formula as those contributions made to the 401(k) Plan. However, such contributions and participant deferrals are made to the SDC Plan in the form of DSUs, equivalent in value to 100% of the price of Xanser's Common Stock at the time of the participant's deferral of salary to the SDC Plan. All amounts deferred under the SDC Plan are memorandum bookkeeping accounts, and such accounts do not bear interest. Vesting in the SDC Plan accounts occurs ratably over the first five years of the participant's employment, in the same manner as the 401(k) Plan. SDC Plan accounts are not distributed until the earlier of a date predetermined by the participant, at the time of a "change of control" of the Company, or a qualifying event substantially similar to qualifying distribution events established under the 401(k) Plan. Distributions from the SDC Plan will be made in the form of shares of the Company's Common Stock. The value of an account at the time of distribution will be equal to the value of the participant's vested DSUs, which are equivalent in value to shares of Xanser's Common Stock at that time.

     In connection with the Distribution, KSL agreed to issue to all DSU holders the number of DSUs equivalent in price to KSL shares issuable in the Distribution. All other terms remained the same. Similarly, the Company agreed to issue to employees of KSL who hold DSUs, the number of shares of the Company's common stock subject to the DSUs held by those employees. At December 31, 2004, approximately 719,785 shares were issuable to employees of the Company and KSL under this arrangement and the terms of the DSU and SDC Plans.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for recommending the types and levels of compensation for executive officers of Xanser. The Committee is comprised of three independent, non-employee Directors, although Mr. Whatley served as an officer of Xanser prior to 1987. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Committee has directed the preparation of this report and has approved its contents and its submission to the stockholders. As provided by the rules of the SEC, this report is not deemed to be filed with the SEC nor incorporated by reference into any prior or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     In the Committee's opinion, levels of executive compensation should generally be based upon the performance of the Company, the contributions of individual officers to such performance and the comparability to persons with similar responsibilities in business enterprises similar in size or nature to Xanser. The Committee believes that compensation plans should align executive compensation with returns to stockholders, giving due consideration to the achievement of both long-term and short-term objectives. The Committee believes that such compensation policies and practices have allowed Xanser to attract, retain and motivate its key executives.

     The compensation of Xanser's Named Executive Officers and Key Personnel consists primarily of base salaries and the opportunity to participate in certain incentive arrangements, including, among other programs, the Xanser Corporation 1994 Stock Incentive Plan, the granting of contractual non-qualified stock options, the Company's DSU Plan and the Company's SDC Plan. The value of these plan benefits directly relates to the future performance of Xanser's
Common Stock. The Committee continues to believe that the utilization of incentive programs that are linked to the performance of Xanser's Common Stock closely aligns the interests of the executive with those of Xanser's stockholders. Consistent with all other full-time Company employees, the Named Executive Officers and Key Personnel are also eligible to participate in Xanser's 401(k) Plan. The Committee believes that this plan encourages longer-term employment through gradual service-based vesting of Company contributions. As with other plans offered to Xanser employees, the 401(k) Plan provides an opportunity to Xanser employees, including the Named Executive Officers and Key Personnel, to tie their own financial interests, in part, to those of Xanser's stockholders by offering the choice of investing contributions in Xanser Common Stock.

     The base salaries of the Named Executive Officers and Key Personnel, including the Chief Executive Officer, are based upon a subjective assessment of each individual's performance, experience and other factors that are believed to be relevant in comparison with compensation data contained in published and recognized surveys. The Committee believes their current base salaries are close to the median level of most of the comparative compensation data. In addition to the foregoing, one of the Company's key employees, Mr. Chick, is eligible to receive, on a year-to-year basis, an incentive bonus based upon the actual operational results achieved, as compared to budget targets and prior year results, in a given fiscal year by the subsidiary of the Company that is under his direct supervision. The Committee believes that growth in earnings from the prior year and a comparison of actual performance versus budget are appropriate standards for measuring performance and directly link the individual participant's total potential remuneration with the accomplishment of established growth targets.

     Eligibility for participation in the various Company plans and the awards granted under Xanser Corporation 1994 Stock Incentive Plan were determined after the Committee had thoroughly reviewed and taken into consideration the respective relative accountability, anticipated performance requirements and contributions to the Company by the prospective participants, including the Named Executive Officers and Key Personnel. All outstanding stock options that have been granted pursuant to these plans and programs were granted at prices not less than 100% of the fair market value of the Company's Common Stock on the dates such options were granted. The Committee believes that stock options and deferred stock units are desirable forms of long-term compensation that allow the Company to recruit and retain senior executive talent and closely connect the interests of management with stockholder value.

                                          Compensation Committee

                                          James R. Whatley, Chairman
                                          Charles R. Cox
                                          Hans Kessler


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The  Company's   Compensation  Committee  Chairman,  Mr.  Whatley,  was  an
executive officer of the Company prior to 1987 and was a "non-employee" Chairman of the Board of the Company until April 1989.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The  Audit  Committee  of the  Board of  Directors  of the  Company,  which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's internal controls and the financial reporting process. The Company's independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles in the United States.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AUss.380 - Communication With Audit Committees), as amended.

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board
Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm's independence.

     4. Based on the review and discussion referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                          Audit Committee

                                          Sangwoo Ahn, Chairman
                                          Frank M. Burke
                                          James R. Whatley


                                 DIRECTORS' FEES

     During 2004, each non-employee member of the Company's Board of Directors was paid an annual retainer of $30,000. In addition, each member of the Audit Committee, comprised of Sangwoo Ahn, Frank M. Burke and James R. Whatley received attendance fees of $1,000 per meeting attended. Messrs. Ahn and Burke each received $5,000 for the five meetings attended during 2004 and Mr. Whatley received $4,000 for the four meetings he attended. Each member of the Compensation Committee, comprised of Charles R. Cox, Hans Kessler and James R. Whatley received attendance fees of $500 per meeting attended. Messrs. Cox and Kessler each received $2,000 for the four meetings attended during 2004 and Mr. Whatley received $1,500 for the three meetings he attended.

     During 2004, each incumbent non-employee Director holding office at that time was issued, under the Xanser Corporation Stock Incentive Plan, an option to purchase up to 30,000 shares of the Company's Common Stock at a price of $2.46 until August 3, 2014. All such options were issued at 100% of the closing price of the Company's Common Stock on August 4, 2004, which was the date of issuance.

     As of April 26, 2005, incumbent non-employee Directors had been granted, under the Xanser Corporation Stock Incentive Plan, the 1996 Directors' SIP and pursuant to individual agreements, non-qualified options to purchase a cumulative total of 639,178 shares of Common Stock at an average price of $1.78 per share, representing 100% of the fair market value of the Common Stock on the respective dates of grant after adjusting for the Distribution as described above. All of such stock options vest immediately and expire no later than ten years from the date of grant.


                             TERMINATION AGREEMENTS

     In order to attract and retain qualified employees, Xanser has periodically entered into termination agreements with key employees of Xanser and its subsidiaries which provide that the Company will pay certain amounts into an escrow account if a third party takes certain steps which could result in a change-of-control. Under the agreements, a "change-of-control" occurs if, under certain specified circumstances: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, restructuring or proceeding under the bankruptcy laws, sale of assets or contested election, or any combination of the foregoing transactions, the persons (or any combination thereof) who are Directors of the Company 60 days prior to the closing of any such transaction(s) cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (iii) as a consequence of a tender or exchange offer or a proxy contest of third party consent solicitation, a majority of the fair market value of the assets of the Company are distributed to the Company's securities holders. If a change-of-control occurs and, among other things, the employment of the employee terminates, voluntarily or involuntarily, for any reason, the escrowed sum will be paid to the employee. Messrs. Barnes, Chick and Wadsworth have termination agreements which provide that, in the event that their employment is terminated as a consequence of a change-of-control, the Company will pay each individual an amount equal to 299% of their average annual base salary for the five years prior to the change-of-control. Additionally, one other employee has a similar agreement pursuant to which he would be paid 100% of his respective annual salary prior to the change-of-control. If such a change-of-control of the Company were to occur at April 26, 2005, an aggregate of $2,698,679 would be payable to these individuals.


                                PERFORMANCE GRAPH

     The following graph compares, for the period January 1, 2000 to December 31, 2004, the cumulative total stockholder return on the Common Stock of the Company with the New York Stock Exchange ("NYSE") Market Index and an industry-based index published by Media General Financial Services, Inc. The
Media General index is comprised of companies that offer a diverse array of services comparable to those of the Company. The graph assumes an initial investment of $100 and the reinvestment of all dividends, including the KSL shares received at the Distribution. The KSL shares received are assumed to have been sold at market price with proceeds reinvested in Xanser stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                       1999       2000      2001      2002      2003      2004
                     --------   --------  --------  --------  --------  --------
Xanser Corporation     100.00    134.28    138.83    109.12    163.69    193.38
Industry-based Index   100.00     61.24     65.43     35.57     50.39     55.87
NYSE Market Index      100.00    102.38     93.26     76.18     98.69    111.45


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE STATEMENT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, among others, to file reports of ownership and changes of ownership in the Company's equity securities with the SEC and the NYSE. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2004, its officers and directors have complied with all applicable filing requirements under Section 16(a).


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, the Company's independent auditors for the year ended December 31, 2004, has advised the Company that it will have in attendance at the Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company's financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.

     The following table sets forth the aggregate fees billed for professional services rendered by Grant Thornton LLP for 2004 and by KPMG LLP for 2003 and the first quarter of 2004:

                                                                               Year Ended December 31,
                                                                           -------------------------------
                                                                                2004             2003
                                                                           -------------     -------------
         Audit (1)                                                         $     323,000     $     346,000
         Audit-related Fees                                                         -                -
         Tax Fees (2) (3)                                                        125,000            20,000
         All Other Fees                                                             -                -
                                                                           -------------     -------------
                                                                           $     448,000     $     366,000
                                                                           =============     =============

     (1) Fees for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided by the Company's independent auditors in connection with statutory and regulatory filings or engagements for the fiscal year shown. Less than 50 percent of the hours expended on the Company's independent auditors' engagement to audit the Company's financial statements were attributed to work performed by persons other than the Company's independent auditors' full-time, permanent employees.

     (2) Fees for professional services rendered by the Company's independent auditors for income tax planning and tax return review.

     (3) Includes $110,000 paid to Grant Thornton LLP in 2004 for tax planning services provided in certain foreign jurisdictions.

     The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.

     The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2004 were compatible with maintaining the principal accountants' independence. The Audit Committee of the Board of Directors has not yet met to select the principal accountants to audit the accounts of Xanser for the calendar year ending December 31, 2005.


                                  OTHER MATTERS

     At the date of this Proxy Statement, the management of Xanser does not know of any business to be presented by it at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Xanser's 2004 Annual Report is being mailed, concurrently with the mailing of this Proxy Statement, to stockholders who have not previously been mailed a copy of the Annual Report.

     The cost of preparing and mailing the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material to all stockholders of Xanser, the Company has retained D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold Xanser Common Stock and to request authority for execution of the proxies. The Company will pay D.F. King & Co. a fee of $5,000, excluding expenses, and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials.


                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Xanser Common Stock intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2006 must be received by the Company, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 30, 2005 to be included in the Proxy Statement and form of proxy relating to that meeting. Additionally, proxies for Xanser's Annual Meeting of Stockholders to be held in the year 2006 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company received written notice, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary, Xanser Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, not later than December 31, 2005, that the matter will be presented at such annual meeting and (ii) the Company fails to include in its proxy statement for the 2006 annual meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

                                          By Order of the Board of Directors


                                          John R. Barnes
                                          Chairman of the Board, President
                                          and Chief Executive Officer
                                          Dated:   April 26, 2005